                                                                  EXHIBIT 10.29



                             FIRST LEASE AMENDMENT

This instrument made as of this 1st day of September, 1996 by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Landlord"), and NATIONAL SECURITIES CORPORATION, a Washington corporation ("Tenant").
                                   RECITALS:

         A. By instrument dated as of May 1, 1996 ("the Lease"), Landlord demised and leased to Tenant certain premises located on a portion of the fifteenth (15th) floor commonly known as Suite 1560 ("the Premises"), as shown on Exhibit A attached to the Lease, in that certain building known as John Hancock Center ("the Building") located at 875 North Michigan Avenue, Chicago, Illinois for a term expiring May 31, 2001.

         B. Landlord is willing to lease to Tenant and Tenant is willing to lease from Landlord certain additional space in the Building containing approximately 1,573 rentable square feet located on a portion of the fifteenth
(15th) floor of the Building and commonly known as Suite 1545, on the terms and conditions hereinafter provided.

         C. Landlord and Tenant desire to amend the Lease as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, receipt whereof is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

         1. Effective on the earlier of October 15, 1996 or the date or the date of occupancy thereof for the purpose of doing business therein ("the Effective Date"), Article 1 of the Lease shall be and hereby is amended by adding to the demises initially demised thereby that certain additional area ("the Additional Space") containing rentable square feet and commonly known as Suite 1545 located on a portion of the fifteenth (15th) floor of the Building as shown on Exhibit A-1 attached hereto and made a part hereof, on all of the terms, covenants and conditions of the Lease, except as set forth herein.

         2. Tenant agrees to accept the Additional Space in an "as-is" condition existing as of the date hereof.

         3. Effective as of the Effective Date, Article 2 of the Lease shall be and hereby is amended by adding thereto the following:

         "In addition to the Base Rent set forth above, Tenant shall pay to Landlord with respect to the Additional Space, as such term is defined in that certain First Lease Amendment dated as of September 1, 1996 by and between Landlord and Tenant (the "First Lease Amendment") additional Base Rent (the "Additional Base Rent") in equal monthly installments at the same time and in the same manner as provided above for the payment of Base Rent, as follows:

                                                      Annual
                  Period            Rate Per        Additional         Monthly
                                     Sq. Ft.        Base Rent        Installment
         -----------------------------------------------------------------------
         Effective Date* -           $21.00         $33,033.00        $2,752.75
         May 31, 1997
         June 1, 1997 -              $21.35         $33,583.55        $2,798.63
         May 31, 1998
         June 1, 1998 -              $21.85         $34,370.05        $2,864.17
         May 31, 1999
         June 1, 1999 -              $22.35         $35,156.55        $2,929.71
         May 31, 2000
         June 1, 2000 -              $22.85         $35,943.05        $2,995.25
         May 31, 2001

         *as defined in the First Lease Amendment.

                 Notwithstanding anything herein to the contrary, Additional Base Rent shall abate in full and Tenant shall have no liability therefor for the initial thirty (30) day period after occupancy of the Additional Space by Tenant.

         4.      Effective on the Effective Date, the second full paragraph of
Article 3(A) of the Lease shall be and hereby is amended by deleting it in its entirety and by substituting in lieu thereof the following:

                 "If Ownership Taxes for any calendar year of the Term (including the calendar year in which this lease terminates) after the Base Year shall exceed Ownership Taxes for the Base Year, Tenant shall pay to Landlord all amount equal to Tenant's Proportionate Share of the amount by which the Ownership Taxes for such calendar year exceed the Ownership Taxes for the Base Year. Tenant's Proportionate Share of such Ownership Taxes for any calendar year shall be 0.4764%, representing the percentage resulting from dividing the total rentable area of the Premises by the total rentable area, expressed in square feet, of that portion of the Building in which the Premises have been included as part of the tax assessment, which as of the date of this Lease is 1,092,108 square feet."

         5.      Effective on the Effective Date, the second full paragraph of
Article 3(B) of the Lease shall be and hereby is amended by deleting it in its entirety and by substituting in lieu thereof the following:

                 "Tenant's Proportionate Share of Office Operating Expenses for any calendar year shall be 0.6352%, representing the percentage resulting from dividing the number of square feet of rentable area included in the Premises by the number of square feet of rentable area designated by Landlord for office uses in the Building, hereinafter referred to as the Office Section, (which is 819.118 rentable square feet)."

         6. Effective on the date hereof, Article 29 of the Lease shall be and hereby is amended by increasing the amount of the security deposit set forth therein by the sum of Two Thousand Seven Hundred Fifty-two and 75/100 Dollars ($2,752.75, and Tenant shall pay to Landlord contemporaneously with the execution and delivery of this instrument the sum of Two Thousand Seven Hundred Fifty-two and 75/100 Dollars ($2,752.75) representing the balance of such security deposit due and owing to Landlord.

         7. Effective on the date hereof, Article 37 of the Lease shall be and hereby is amended by adding to the termination fee set forth in clause (ii) thereof the additional sum of Twenty-five Thousand Six Hundred Forty-six and No/100 Dollars ($25,646.00) relating to Suite 1545, so that the aggregate termination fee payable by Tenant in connection with its exercise of the option set forth in Article 37 shall as of the date hereof be the sum of Fifty-one Thousand One Hundred Sixty-eight and 33/100 Dollars ($51,168.33).

         8. Tenant represents and warrants to Landlord that neither Tenant nor Tenant's officers or agents nor anyone acting on Tenant's behalf has dealt with any real estate broker other than U.S. Equities Realty, Inc. in the negotiation or making of this First Lease Amendment, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of any other broker or brokers claiming to have caused Tenant to enter into this First Lease Amendment.

         9. Except as expressly amended hereby, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed.

         IN WITNESS THEREOF, Landlord and Tenant have executed this instrument as of the day and year first above written.

                                     LANDLORD:

                                     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                     By:  _____________________________________
                                          John M. Nagle
                                          Its Senior Investment Officer


                                     TENANT:

                                     NATIONAL SECURITIES CORPORATION

                                     By:  _____________________________________
                                          Its: ________________________________